Exhibit 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report on Form 10-K of Sio Gene Therapies Inc. (the “Company”) for the fiscal year ended March 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, David Nassif, Principal Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that to his knowledge:
(1)the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 9, 2021	By:	/s/ David Nassif
David Nassif
Chief Financial Officer and Chief Accounting Officer, General Counsel
(Principal Financial Officer and Principal Accounting Officer)

This certification accompanies the Report, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), regardless of any general incorporation language contained in such filing.